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                                                             OMB APPROVAL
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
              Exchange Act of 1934 (Amendment No. ______________ )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                              JANUS INVESTMENT FUND
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)

                 151 Detroit Street, Denver, Colorado 80206-4805
                 -----------------------------------------------
                    (Address of Principal Executive Offices)

                                  303-333-3863
                                  ------------
                (Registrant's Telephone No., including Area Code)

 Stephanie Grauerholz-Lofton -- 151 Detroit Street, Denver, Colorado 80206-4805
 ------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
       2)  Aggregate number of securities to which transaction applies:

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       3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
       4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
       5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)  Amount Previously Paid:

--------------------------------------------------------------------------------
       2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
       3)  Filing Party:

--------------------------------------------------------------------------------
       4)  Date Filed:

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PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS
FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (04-05)

[Janus letterhead]

[insert date]

Dear Janus Research Fund Shareholder,

As an investor in Janus Research Fund, you're likely aware of the Fund's solid performance versus its benchmark*. We attribute Janus Research Fund's impressive returns to an investment process which harnesses some of the best ideas from Janus' research analysts.

As this research effort has evolved and strengthened, so too has the investment focus of the Fund. Its mandate always has been to invest in companies anywhere in the world, and it is our expectation that investments outside the U.S. will continue to be a relatively high percentage of the Fund's assets, normally comprising at least 40% of net assets.

To reflect this, Janus Research Fund will be renamed Janus Global Research Fund to emphasize the global mandate of this investment offering, effective on or about December 31, 2006. Simultaneously, we will apply the Janus Research Fund name to Janus Mercury Fund, a name that we feel better reflects Janus Mercury Fund's team-based investment process and its focus on U.S. investments.

Our hope is that the new names will provide investors with greater clarity into each Fund's investment style, and also differentiate them from one another:
While each Fund applies a team-based approach, one emphasizes companies from around the world (Janus Global Research Fund) and the other focuses on investments in U.S. markets (Janus Research Fund).

Along with the name change to Janus Global Research Fund, we have proposed changing the Fund's primary benchmark, which is used to determine this Fund's performance-based fee adjustment from the Russell 1000(R) Index, which measures the performance of U.S. equities, to the Morgan Stanley Capital International
(MSCI) World Growth Index, which measures the performance of growth stocks of developed countries around the world. While the proposal is subject to shareholder approval, the Fund's Board of Trustees has approved the benchmark change and believes it is in the best interest of the Fund's shareholders. Details about how and when you can vote on this proposal will be mailed to you in the coming weeks.

Thank you for your investment and continued confidence in Janus.

Sincerely,

/s/ Gary Black
Gary Black
Chief Executive Officer and
Chief Investment Officer

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 800.525.3713 or download the file from janus.com. Read it carefully before you invest or send money.

Information concerning persons who may be considered participants in the solicitation of Janus Research Fund's shareholders is set forth in the preliminary Proxy Statement filed by the Trust on Schedule 14A with the Securities and Exchange Commission (the "SEC") on September 15, 2006 and available at the SEC's website at http://www.sec.gov.

Janus plans to file a definitive proxy statement with the SEC regarding the proposed benchmark change. INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and other documents filed by Janus with the SEC at the SEC's website at http://www.sec.gov. Free copies of the proxy statement, once available, may also be obtained from Janus at www.janus.com.

*As of June 30, 2006, Janus Research Fund returned 21.64% and 18.11%, for the 1-year and Since Inception (2/05) time periods, respectively. As of June 30, 2006, The Russell 1000(R) Index returned 9.08% and 7.08%, for the 1-year and Since Inception (2/05) time periods, respectively.

Data presented reflects past performance, which is no guarantee of future results. Investment results and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Due to market volatility, current performance may be higher or lower than the performance shown. Call 800.525.3713 or visit janus.com for performance current to the most recent month-end.

Total return includes reinvestment of dividends and capital gains.

There is no assurance that the investment process will consistently lead to successful investing. There is no assurance the stated objective(s) will be met.

The Fund's portfolio may differ significantly from the securities held in the index. The index is not available for direct investment; therefore its performance does not reflect the expenses associated with the active management of an actual portfolio. The Russell 1000(R) Index measures the performance of the 1,000 largest companies in the Russell 3000(R) Index. The Morgan Stanley Capital International World Growth Index is a market capitalization weighted index composed of companies representative of the market structure of developed market countries in North America, Europe and the Asia/Pacific Region.

Fund distributed by Janus Distributors LLC, 151 Detroit Street, Denver, CO 80206 (9/06)

C-0906-131 10-15-06      SEE ENCLOSED PROSPECTUS SUPPLEMENT     201-01-108 09-06

Subject Line: JanusINTECH Product Update

Dear [insert client name]

I want to update you on anticipated upcoming changes to two Funds in the Janus Investment Fund Trust. Details are as follows:

Janus Mercury Fund
   o We will be changing the name of Janus Mercury Fund to Janus Research Fund. We believe this change better reflects the Fund's team-based investment approach which pulls together some of the best growth ideas from Janus' research analysts.
   o The name change does not require shareholder approval and will be effective on or about December 31, 2006.

Janus Research Fund
   o Janus has filed a proxy statement regarding the change to Janus Research Fund's benchmark from the Russell 1000(R) Index to the Morgan Stanley Capital International ("MSCI") World Growth Index, and the Board of Trustees recommends that shareholders vote for the proposal.
   o Given the Fund's global mandate, we believe the MSCI World Growth Index is a more appropriate benchmark than the Russell 1000(R) Index.
   o We are seeking shareholder approval because the benchmark is used to determine the Fund's performance-based fee adjustment.
   o Shareholders will be asked to approve this change via proxy. A proxy solicitor is expected to begin proxy activity on or about October 2, 2006.
   o In addition, we will be changing the name of Janus Research Fund to Janus Global Research Fund. We believe this change better reflects the Fund's global mandate.
   o The name change does not require shareholder approval and will be effective on or about December 31, 2006.

Information concerning persons who may be considered participants in the solicitation of Janus Research Fund's shareholders is set forth in the preliminary Proxy Statement filed by the Trust on Schedule 14A with the Securities and Exchange Commission (the "SEC") on September 15, 2006 and available at the SEC's website at http://www.sec.gov.

Janus plans to file a definitive proxy statement with the SEC regarding the proposed benchmark change. INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and other documents filed by Janus with the SEC at the SEC's website at http://www.sec.gov. Free copies of the proxy statement, once available, may also be obtained from Janus at www.janus.com.

If you have any questions, please call 1-877-33JANUS (52687). Thank you for your continued support and trust in JanusINTECH.

Best Regards,
[insert sales person name]

PLEASE CONSIDER THE CHARGES, RISKS, EXPENSES AND INVESTMENT OBJECTIVES CAREFULLY BEFORE INVESTING OR RECOMMENDING TO CLIENTS FOR INVESTMENT. FOR A PROSPECTUS CONTAINING THIS AND OTHER INFORMATION, PLEASE CALL JANUS AT
1-877-33JANUS(52687). READ IT CAREFULLY BEFORE YOU OR YOUR CLIENTS INVEST OR SEND MONEY.

FOR INSTITUTIONAL INVESTOR USE ONLY / NOT INTENDED FOR PUBLIC VIEWING OR DISTRIBUTION

JANUSINTECH INSTITUTIONAL ASSET MANAGEMENT IS THE INSTITUTIONAL BUSINESS ARM OF JANUS CAPITAL GROUP; JANUS CAPITAL MANAGEMENT, LLC SERVES AS THE INVESTMENT ADVISER AND ON CERTAIN PRODUCTS INTECH SERVES AS THE SUB-ADVISER.

Funds distributed by Janus Distributors LLC (09/06)

C-0906-132  10-15-06                                            112-07-934 09-06